EXHIBIT 21


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                                      SUBSIDIARIES OF THE SERVICEMASTER COMPANY

As of March 22, 1999, ServiceMaster had the following subsidiaries:

                                                                                                   State or Country
                                                                                                        of
                                                                                                     Incorporation
Subsidiary                                                                                          or Organization
--------------------------------------------------------                                          -----------------

ServiceMaster Consumer Services Limited Partnership........................................................Delaware
ServiceMaster Consumer Services, Inc. .....................................................................Delaware
TruGreen Limited Partnership...............................................................................Delaware
TruGreen, Inc..............................................................................................Delaware
Barefoot Inc. .............................................................................................Delaware
Barefoot Grass Lawn Services, Inc. ........................................................................Delaware
Barefoot Services L.L.C. ..................................................................................Delaware
LandCare USA, Inc..........................................................................................Delaware
The Terminix International Company Limited Partnership.....................................................Delaware
Terminix International, Inc................................................................................Delaware
ServiceMaster Residential/Commercial Services Limited Partnership..........................................Delaware
ServiceMaster Residential/Commercial Services Management Corporation.......................................Delaware
ServiceMaster Direct Distributor Company Limited Partnership...............................................Delaware
ServiceMaster DDC, Inc. ...................................................................................Delaware
Merry Maids Limited Partnership............................................................................Delaware
Merry Maids, Inc...........................................................................................Delaware
American Home Shield Corporation 1.........................................................................Delaware
AmeriSpec, Inc. ...........................................................................................Delaware
Furniture Medic Limited Partnership .......................................................................Delaware
Furniture Medic, Inc. .....................................................................................Delaware
Rescue Rooter L.L.C. ......................................................................................Delaware
ServiceMaster Management Services Limited Partnership......................................................Delaware
ServiceMaster Management Services, Inc. ...................................................................Delaware
ServiceMaster Aviation Services Limited Partnership........................................................Delaware
ServiceMaster Aviation Management Corporation..............................................................Delaware
ServiceMaster Aviation L.L.C. .............................................................................Illinois
Premier Manufacturing Support Services Limited Partnership 2...............................................Delaware
CMI Group, Inc. ..........................................................................................Wisconsin
ServiceMaster Employer Services, Inc. 3....................................................................Delaware
The ServiceMaster Acceptance Company Limited Partnership...................................................Delaware
ServiceMaster AM Limited Partnership.......................................................................Delaware
ServiceMaster Acceptance Corporation.......................................................................Delaware
ServiceMaster Holding Corporation..........................................................................Delaware
ServiceMaster Strategic Limited Partnership................................................................Delaware
The ServiceMaster Company Limited Partnership..............................................................Delaware
ServiceMaster Management Corporation.......................................................................Delaware
ServiceMaster Limited................................................................................United Kingdom
ServiceMaster Operations Germany GmbH.......................................................................Germany
ServiceMaster Japan, Inc......................................................................................Japan
TMX-Europe B.V......................................................................................The Netherlands
Terminix Peter Cox Ltd...............................................................................United Kingdom
Terminix Protekta B.V...............................................................................The Netherlands
Riwa B.V............................................................................................The Netherlands
Anticimex Development AB 4...................................................................................Sweden
TMX-Schadlingsbekampfungsgesellschaft mbH 5.................................................................Germany
LTCS Investment Limited Partnership........................................................................Delaware
ServiceMaster Home Health Care Services Inc................................................................Delaware
ServiceMaster Diversified Health Services, Inc. 6..........................................................Delaware
ServiceMaster Diversified Health Services Limited Partnership 7...........................................Tennessee
We Serve America, Inc......................................................................................Delaware
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1 American Home Shield Corporation has 17 subsidiaries  through which it carries on its business in the various states in which it markets its products.

2 Premier Manufacturing Support Services Limited Partnership has 12 subsidiaries through which it carries on its business outside of the United States.

3 ServiceMaster Employer Services has 6 subsidiaries.

4 Anticimex Development AB has 5 subsidiaries.

5 The Stenglein group includes 2 subsidiaries.

6 ServiceMaster Diversified Health Services, Inc. has 4 subsidiaries.

7 ServiceMaster Diversified Health Services, L. P. has 32 subsidiaries.